UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478650
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 22, 2005, The Detroit Edison Company entered into a Note Purchase Agreement pursuant to which it agreed to issue and sell to a group of institutional investors in a private placement transaction $100,000,000 aggregate principal amount of its 2005 Series C 5.19% Senior Notes due October 1, 2023. The sale of the notes pursuant to the agreement is expected to close on or about September 29, 2005.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
On July 22, 2005, The Detroit Edison Company entered into a Note Purchase Agreement. Reference is made to the information contained under Item 1.01 in this Current Report for additional information.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.1	The Detroit Edison Company Note Purchase Agreement dated as of July 22, 2005.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and The Detroit Edison Company’s (“Detroit Edison”) 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 28, 2005

DTE ENERGY COMPANY
(Registrant)

/s/ Sandra K. Ennis

Sandra K. Ennis
Assistant Corporate Secretary

THE DETROIT EDISON COMPANY
(Registrant)

/s/ Sandra K. Ennis

Sandra K. Ennis
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	The Detroit Edison Company Note Purchase Agreement dated as of July 22, 2005.